Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form F-3 of Global Blue Group Holding AG of our report dated June 5, 2024 relating to the consolidated financial statements, which appears in Global Blue Group Holding AG’s Annual Report on Form 20-F for the year ended March 31, 2024. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers SA
Geneva, Switzerland
June 10, 2024